Exhibit 10.15

AMENDMENT NO. 2 TO SHARED SERVICES AGREEMENT

This Amendment No. 2 (this "Amendment") is entered into as of January 10, 2024 and hereby amends the Shared Services Agreement (the "Agreement") dated November 24, 2021 by and between InveniAI LLC, a Delaware limited liability company ("InveniAI"), and Invea Therapeutics, Inc., a Delaware corporation ("Invea").

The Agreement shall remain in full force and effect, except as is otherwise provided herein.

1.	Section 8(a) of the Agreement is hereby amended and restated in its entirety as follows:

"Unless terminated earlier in accordance with the Terms hereof, the term of this Agreement shall commence as of the Effective Date and terminate upon December 31, 2025 (the “Term”), provided that the parties may extend the Term for additional one (1) year periods upon mutual agreement of the Parties in writing"

2.	Exhibit A of the Agreement is hereby amended as follows:

The "Financing" clause shall be deleted in its entirety and replaced with the following: "Financing:

Invea will be initially supported by InveniAI (parent) with grid note for up to $9M. Invea is expected to obtain financing through private or public investment."

Section (III) (Financial Support & Payment: Grid Note for $4M) is amended under "Expected Timeframe" by removing all language and replacing it in its entirety with the following:

"$3M to be repaid upon the earlier of an initial public offering or June 30, 2024. The remaining to be repaid on the earlier of January 31, 2026 or upon $100M cumulative financing."

3.	Exhibit B of the Agreement is hereby amended as follows:

Section A:2(b) is removed in its entirety and replaced with the following:

"InveniAI shall make available, through a statement of work, employees for the performance of the services listed in this Section 2. Each statement of work shall include hourly rates and FTE requirements on a case by case basis.

(signature page to follow)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first above written.

INVENIAI LLC

By:	/s/ Krishnan Nandabalan
Name:	Krishnan Nandabalan
Title:	CEO & President

INVEA THERAPEUTICS, INC.

By:	/s/ Michael J. Aiello
Name:	Michael J. Aiello
Title:	CFO

Statement of Work #4

This Statement of Work (this "SOW') is entered into as of January 1, 2024 ("SOW#4 Effective Date"). This SOW is incorporated into the Amended Shared Services Agreement dated January 1, 2024 by and between InveniAI LLC ("InvenAIAI") and Invea Therapeutics, Inc. ("Invea") (for purposes of this SOW, as amended, the "Agreement"). This SOW describes services to be performed and provided by InveaAI LLC pursuant to the Agreement. In the event of any conflict between this Agreement (including any other statement of work) and any provision of this SOW, the Agreement shall control unless the Parties' intent to alter the terms of the Agreement is expressly set forth in such provision, and such alteration shall only apply to this SOW and shall not be construed as an amendment to the terms of this Agreement. This SOW and the Agreement shall supersede and replace all previous statements of work and predecessor agreements to the Agreement, except as otherwise specifically stated herein. All capitalized terms used and not expressly defined in this SOW will have the meanings given to them in the Agreement.

Term.

The term of this SOW will begin on January 1, 2024 and shall terminate on December 31, 2024 (the "Term"), provided that the parties may extend the Term for additional one (1) year periods upon mutual agreement of the Parties in writing.

Services:

In addition to the Services provided for in Exhibit B of the Agreement, InveniAI shall provide additional Services in accordance with Table 1. The Per Month Rate in Column B may be modified by mutual written agreement of the Parties at least thirty (30) days prior to the subsequent anniversary of the SOW Effective Date and such modification shall only become effective upon such subsequent anniversary of the SOW Effective Date.

Table 1. FTE Rates.

Column A	Column B	Column C
FTE Type	Per Month Rate	FTE Requirements
CMC formulation specialist	5,000	100%
Medicinal Chemist	4,000	100%
Research Scientist	$2,800	100%
Finance Support	$5,600	50%

Payment Schedule.

InveniAI will invoice Invea at the monthly rate set forth in Column B. Invoices shall be provided from InveniAI to Invea within thirty (30) days after the end of each calendar month pursuant to Section 3(b) of the Agreement. Each invoice shall be accompanied by a project allocation spreadsheet delineated by project code for purposes of allocating costs to specific Invea projects. Amounts invoiced shall be permitted to be added to the outstanding principal under that certain Grid Note (as amended from time to time).